Exhibit 99.1

News Release

Westmoreland Emerges from Chapter 11

Englewood, CO – March 15, 2019 – Westmoreland Coal Company (“Westmoreland” or “the Company”) (OTCMKTS: WLBAQ) announced today that its Chapter 11 plan (“the Plan”) became effective today and that it has emerged from Chapter 11 as a privately held company owned and operated by a group of its former creditors. The United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) approved the Plan on March 2, 2019.

Through its plan of reorganization, the Company effectuated the sale of substantially all of their assets to a new entity, Westmoreland Mining LLC (“Westmoreland Mining”), created and controlled by the Company’s former first lien creditors that enabled the business to emerge from the restructuring process with enhanced financial flexibility, a stronger balance sheet and a renewed ability to focus on providing reliable and affordable energy products. Post-bankruptcy, Westmoreland Mining’s assets include an extensive portfolio of coal mining operations, including five operating mines in each of Canada and the U.S. supplying regional power producers, and one export mine in Canada. Westmoreland Mining’s assets will remain in operation under the same local leadership, and the business will continue operating in the normal course, preserving over a thousand jobs in the U.S. and Canada. Westmoreland Resource Partners, LP, which owns the Kemmerer mine, remains in Chapter 11 and its mining assets have not been acquired by Westmoreland Mining.

Following the planned retirement of Michael Hutchinson from the Company at the conclusion of the restructuring process, Martin Purvis will take on the role of Chief Executive Officer for the emerging enterprise and David Stetson will serve as Chairman for Westmoreland Mining. Both David and Martin have considerable experience in the resource industry and have been involved in major restructuring and corporate development of coal operations and assets over their careers.

Additional information on the process, including court filings and background information on the restructuring process, is available at www.donlinrecano.com/westmoreland or through Westmoreland’s dedicated hotline at (800) 499-8519.

Kirkland & Ellis LLP is acting as legal counsel to Westmoreland; Centerview Partners LLC is acting as investment banker and financial advisor; Alvarez & Marsal is acting as restructuring adviser; and McKinsey Recovery & Transformation Services U.S., LLC is acting as an operational advisor. The first lien creditors and Westmoreland Mining were advised by Kramer Levin Naftalis & Frankel LLP as legal counsel, and FTI Consulting Inc. as financial advisor.

About Westmoreland Coal Company

Westmoreland Coal Company (OTCMKTS: WLBAQ) is the oldest independent coal company in the United States. Westmoreland’s coal operations include surface coal mines in the United States and Canada, underground coal mines in New Mexico, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, a publicly-traded coal master limited partnership. For more information, visit www.westmoreland.com.

Forward Looking Statements

This release contains forward-looking statements about Westmoreland. The company claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements neither of historical fact nor guarantees or assurances of future performance. Because forward-looking statements related to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding: the expected beneficial outcomes of the filing for relief under chapter 11 of the U.S. Bankruptcy Code or other restructuring process transactions; asset sales; first day motions; the RSA; DIP financing; the future position of the company; and the outcomes of the transformation initiative.

These and other forward-looking statements regarding Westmoreland’s business outlook are based on Westmoreland’s current expectations and assumptions regarding their business, the economy, demand for their products, success in completing their transformation and restructuring processes, and other future conditions. These risk factors, and others, are included in reports on file with the Securities and Exchange Commission for Westmoreland. Westmoreland cautions you against relying on any of these forward-looking statements. Westmoreland undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Brian Schaffer

bschaffer@prosek.com

(646) 818-9229

Or

Kris Cole

kcole@prosek.com

(310) 652-1411